UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 14, 2016, Shaun D. Lynn, the President of BGC Partners, Inc. (the “Company”), entered into an amended and restated deed of adherence (the “New Lynn Deed”) with BGC Services (Holdings) LLP (the “U.K. Partnership”). The Compensation Committee of the Company’s Board of Directors approved the New Lynn Deed and a related letter agreement, dated December 14, 2016 (the “Letter Agreement”), providing for a grant to Mr. Lynn of 1,000,000 NPSUs and 3,500,000 LPUs in BGC Holdings, L.P. (the “Partnership”), effective as of October 1, 2016.

The New Lynn Deed provides for substantially similar terms to the amended and restated deed of adherence to the limited liability partnership agreement (the “LLP Agreement”) of the U.K. Partnership entered into by Mr. Lynn effective as of January 7, 2013 (as then amended and restated, the “Old Lynn Deed”), except that (i) the 52-week rolling notice period has been replaced with a fixed term contract expiring March 31, 2023, with a 24-month advance rolling notice period; (ii) the term of the restrictive covenants in the Old Lynn Deed has been extended from 18 months to two years; (iii) the profit allocation payable to Mr. Lynn in the event of a termination due to illness or injury will be based on a pro rata portion of the profit allocation for the prior year; and (iv) the profit allocation payable in the event of the death of Mr. Lynn will be payable to his estate all in cash, with the Compensation Committee taking into consideration the portion of the year served and the profit allocation which might have paid to Mr. Lynn in the event that he had survived.

Further, on or about each October 1 of 2017 through 2020, pursuant to the Letter Agreement, the Partnership shall grant an aggregate award of 250,000 non-exchangeable LPUs in replacement of 250,000 of the above-referenced NPSUs, provided that (i) the Company, inclusive of all affiliates thereof, earns, in the aggregate, at least $5 million in gross revenues in the calendar quarter in respect of which the applicable award of LPUs is to be granted, and (ii) except in the event of Mr. Lynn’s death prior to the applicable grant date, Mr. Lynn remains a member in the U.K. Partnership and has complied at all times with the New Lynn Deed and the Agreement of Limited Partnership of BGC Holdings, L.P., Amended and Restated as of March 31, 2008 (as further amended from time to time, the “Partnership Agreement”), as of the applicable grant date. The LPUs shall be subject to customary adjustments due to membership in the U.K. Partnership upon their exchange or redemption (e.g., 9.75% cancellation/forfeiture upon exchange).

In the event of a change of control of the U.K. Partnership at any time while Mr. Lynn is providing substantial services to the Company or an affiliate thereof (the date such event takes effect, the “Change in Control”), then the Partnership shall grant exchangeable LPUs in replacement of any of the above NPSUs then held by Mr. Lynn, and any of the above non-exchangeable LPUs then held by Mr. Lynn shall become exchangeable for shares of the Company’s Class A common stock as follows: (a) in a lump sum following (i) the third anniversary of the Change of Control if Mr. Lynn continuously provides substantial services (as an employee, member, partner, consultant, or otherwise) to the Company, any of the individual(s) or entity(ies) which acquire(s) control of the Company (the “Controller”), or any affiliate thereof for the three years after the Change of Control, or (ii) the date the Controller permanently terminates Mr. Lynn’s services in all capacities to the Company, the Controller, and all affiliates thereof prior to the third anniversary of the Change of Control if the circumstances amount to a fundamental breach of contract by the Controller as determined by a court of competent jurisdiction, or (b) ratably on or about the first through third anniversaries following the Change of Control if the Controller permanently terminates Mr. Lynn’s services in all capacities to the Company, the Controller, and all affiliates thereof prior to the third anniversary of the Change of Control unless (a)(ii) above applies. These rights are subject to compliance by Mr. Lynn with certain terms and conditions set forth in the applicable agreements, including not engaging in Competitive Activity (as such term is defined under the Partnership Agreement) at any time prior to the applicable grant of exchangeability. The grant of exchangeability with respect to such LPUs will be determined in accordance with the Company’s practices when determining discretionary bonuses or awards, and any grants of exchangeability shall be subject to the approval of the Compensation Committee.

In addition, the Compensation Committee approved a separate consultancy agreement between Mr. Lynn and the U.K. Partnership dated December 14, 2016, under which Mr. Lynn will be paid a fee of $20,833.33 per month ($250,000 per year) for his services, commencing upon the termination of his membership in the U.K. Partnership until the earlier of five years following such termination or such time as the U.K. Partnership chooses to terminate the engagement (the “Consultancy Agreement”). The Consultancy Agreement subjects Mr. Lynn to substantially the same two-year restrictive covenants as in the New Lynn Deed subsequent to his consultancy termination.

The foregoing descriptions of the New Lynn Deed, the Consultancy Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents that are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On December 14, 2016, BGC GP LLC, a subsidiary of the Company and the General Partner of the Partnership, and Cantor, the Majority in Interest Exchangeable Limited Partner of the Partnership, entered into the Twelfth Amendment to the Agreement of Limited Partnership of the Partnership, effective as of October 1, 2016 (the “Amendment”). The Amendment was entered into to amend certain terms and conditions of the Partnership’s non-distributing partnership units (“N Units”) in order to provide flexibility to the Company and the Partnership in using such N Units in connection with compensation arrangements and practices.

The Amendment provides for a minimum $5 million gross revenue requirement in a given quarter as a condition for an N Unit to be replaced by another type of Partnership unit in accordance with the Partnership Agreement and the grant documentation.

The Amendment was approved by the Audit Committee of the Board of Directors of the Company.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Amended and Restated Deed of Adherence, dated December 14, 2016, between Shaun D. Lynn and BGC Services (Holdings) LLP.

10.2	Consultancy Agreement, dated December 14, 2016, between Shaun D. Lynn and BGC Services (Holdings) LLP.

10.3	Letter Agreement, dated December 14, 2016, between Shaun D. Lynn and BGC Holdings, L.P.

10.4	Twelfth Amendment to the BGC Holdings, L.P. Agreement of Limited Partnership, as Amended and Restated, dated as of December 14, 2016 and effective as of October 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: December 16, 2016	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated December 16, 2016, with respect to Shaun Lynn’s revised employment arrangements and the Twelfth Amendment to the BGC Holdings, L.P. Agreement of

Limited Partnership.]

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Deed of Adherence, dated December 14, 2016, between Shaun D. Lynn and BGC Services (Holdings) LLP.

10.2	Consultancy Agreement, dated December 14, 2016, between Shaun D. Lynn and BGC Services (Holdings) LLP.

10.3	Letter Agreement, dated December 14, 2016, between Shaun D. Lynn and BGC Holdings, L.P.

10.4	Twelfth Amendment to the BGC Holdings, L.P. Agreement of Limited Partnership, as Amended and Restated, dated as of December 14, 2016 and effective as of October 1, 2016.